smart for life INC

SMART FOR LIFE, INC.
SECURED PROMISSORY NOTE

Principal Amount $250,000 Original Issue Date: March 5, 2024

This Secured Promissory Note ("**Note**") is made as of the 5th day of March by SMART FOR LIFE, INC., a Nevada corporation ("**SFL**") and Doctors Scientific Organica LLC d/b/a Smart for Life, Oyster Management Services Ltd, and Lavi Enterprises, LLC ("**DSO**") for the benefit of Abbsi LLC, a Florida limited liability company (and together with its successors and permitted assigns, a "**Holder**" and collectively with other persons making a Loan, the "**Holders**"). SFL and DSA are sometimes referred to herein individually as a "**Borrower**" and collectively, the "**Borrowers**". This Note is being issued pursuant to that certain Loan Agreement between the Borrowers and Holder of even date herewith (the "**Loan Agreement**") and is subject to its terms. In the event of any conflict between this Note and the Loan Agreement, the terms of the Loan Agreement will control. This Note is one of several substantially identical secured promissory notes issued by the Borrowers to all Holders listed on Schedule 1 of the Loan Agreement. Each of the notes is to be paid with equal priority based on each Holder's Pro Rata Amount of the aggregate principal amount of the Loan.

1. Repayment. The Borrowers hereby, jointly and severally, promise to pay to the order of the Holder, in lawful money of the United States of America the aggregate principal amount of $250,000.00 (the "**Principal Amount**"), together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below. The outstanding Principal Amount of this Note and all accrued Interest (as defined below) shall be due and payable on March 5, 2029 (the "**Maturity Date**"). Principal and interest shall be amortized on a 60-month straight-line basis and payable in accordance with the amortization schedule set forth on **Exhibit A** to this Note (the "**Amortization Schedule**"). The Maturity Date may be extended by a written agreement between the Holder and the Borrowers.

2. Interest. Interest shall accrue on the unpaid Principal Amount from the date hereof until such Principal Amount is repaid in full at the rate of twelve percent (12%) per annum (the "**Interest**"). All computations of Interest hereunder shall be made on the basis of a 365-day year.

3. Prepayment. The Principal Amount and all accrued and unpaid Interest on this Note may be prepaid without penalty, in whole or in part, in the Borrowers' sole discretion.

4. Events of Default. An "**Event of Default**" shall occur hereunder:

(a) if the Borrowers shall default in the payment of the Principal Amount or any Interest on this Note, when and as the same shall become due and payable and after written demand for payment thereof has been made and such amount remains unpaid for 30 business days after the date of such notice;

(b) if the Borrowers shall default in the due observance or performance of any covenant, representation, warranty, condition or agreement on the part of the Borrowers to be

observed or performed pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, and such default is not remedied or waived within the time periods permitted therein, or if no cure period is provided therein, within 30 business days after the Borrowers receives written notice of such default; or

(c) if the Borrowers shall commence any proceeding in bankruptcy or for dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws, or if such proceedings are commenced against the Borrowers, or a receiver or trustee is appointed for the Borrowers or a substantial part of its property, and such proceeding or appointment is not dismissed or discharged within 120 calendar days after its commencement.

5. Acceleration. If an Event of Default under Section 4(c) above occurs, then the Principal Amount and all accrued and unpaid Interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the Holder may declare the Principal Amount and all accrued and unpaid Interest on this Note to be due and payable immediately only upon written notice to the Borrowers. Upon any such declaration of acceleration, such Principal Amount and Interest shall become immediately due and payable, and the Holder shall be entitled to exercise all of its rights and remedies hereunder and under the Loan Agreement whether at law or in equity. The failure of the Holder to declare this Note due and payable shall not be a waiver of its right to do so, and the Holder shall retain the right to declare this Note due and payable unless the Holder shall execute a written waiver.

6. Security Interest.

(a) As security for the obligation of this Note, DSO hereby pledges to the Holder, and grants to the Holder, a security interest in and to the Collateral (as defined below). DSO hereby agrees not to transfer or assign any of the Collateral as long as any obligations of this Note remain unpaid. DSO hereby irrevocably authorizes the Holder at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral. DSO represents and warrants to the Holder that, on the date hereof, any and all financing statements, agreements, instruments and other documents necessary to perfect the security interests granted by the Borrowers to the Holder in respect of the Collateral and, to the extent necessary or appropriate, to the extent requested and delivered to the Borrowers by the Holder, have been duly executed and delivered to the Holder. DSO agrees that it will maintain the security interests created by this Note in the Collateral as a perfected security interest.

DSO shall take such further actions, and execute and/or deliver to the Holder such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Holder may in his judgment deem necessary or appropriate in order to perfect, preserve and protect the security interests in the Collateral as provided herein and the rights and interests granted to the Holder hereunder, and enable the Holder to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral. If an Event of Default has occurred and is continuing, the Holder may institute and maintain, in his own name, such suits and proceedings as the Holder may deem to be necessary or expedient to prevent any impairment of the security interests in or the perfection thereof in the Collateral. DSO shall cooperate with all of the foregoing at their sole cost and expense.

DSO represents and warrants that it has good title to all of its Collateral. This Section 5 is effective to create in favor of the Holder, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof.

DSO shall at its sole cost and expense defend title to the Collateral and the security interest and lien granted to the Holder with respect thereto against all claims and demands of all persons at any time claiming any interest therein adverse to the Holder.

DSO shall not change (i) its legal name, identity, type of organization or corporate structure; (ii) the location of its chief executive office or its principal place of business, except with not less than thirty (30) days written notice to the Holder; (iii) its organizational identification number (if any); or (iv) its jurisdiction of organization, with not less than thirty (30) days written notice to the Holder, (in each case, including by merging with or into any other entity, reorganizing, organizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).

In the event that the proceeds of any casualty insurance claim are paid DSO in respect of the Collateral, such net cash proceeds shall be used to repair or replace the Borrowers' damaged or lost property within 180 days of such damage or loss, or in the event that such repair or replacement is not feasible following the casualty, such net cash proceeds shall instead be held in trust for the benefit of the Holder and immediately after receipt thereof shall be paid to the Holder for application in accordance with this Note.

If any Event of Default shall have occurred and be continuing, the Holder may:

exercise, without any other notice to or demand upon DSO, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may, in compliance with applicable law:

with written notice specified below, sell, resell, assign and deliver or grant a license to use or otherwise dispose of the Collateral or any part thereof, in one or more parcels at public or private sale (in which DSO and/or any of its stockholders, creditors or designees shall be entitled to participate), for cash, on credit or for future delivery, and upon such other terms as are commercially reasonable; and

exercise any and all rights and remedies of the Holder under or in connection with the Collateral, or otherwise in respect of the Collateral.

The Holder shall give at least 10 days' written notice (which notice can run concurrently with any required notice periods as to default set forth herein) to the Borrowers and/or the Guarantors, as the case may be, of the time and place of any public or private sale of Collateral. At any sale of the Collateral, if permitted by applicable law, the Holder may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the obligations under this Note as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, DSO waives all claims, damages and demands it may acquire against the Holder arising out of the exercise by it of any rights hereunder. DSO hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral after any sale hereunder, and all rights, if any, of marshaling the Collateral and any other security for the obligations under the Note or otherwise, in accordance with applicable law. The Holder shall not be liable for failure to collect or realize upon

any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action with regard thereto. The Holder shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Holder may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale, may, without further notice, be made at the time and place to which it was so adjourned. The Holder shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

Upon the exercise by the Holder of its remedies hereunder, any proceeds received by the Holder in respect of any realization upon any Collateral shall be applied pursuant to this Note. The Borrowers shall remain liable hereunder for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the obligations under this Note and the fees and other charges of any attorneys employed by the Holder to collect such deficiency.

Upon payment in full of all obligations hereunder, the security interest in the Collateral shall be terminated and the Holder will, at the Borrowers' request and expense, take all necessary action and make such appropriate filings as required to terminate the security interest.

For purposes of this Section 5, "Collateral" means all of DSO's present and future right, title and interest in and to any and all of the assets of DSO whether such property is now existing or hereafter created, acquired or arising and wherever located from time to time, including without limitation: (1) accounts; (2) chattel paper; (3) goods; (4) inventory; (5) equipment; (6) fixtures; (7) instruments; (8) investment property; (9) documents; (10) commercial tort claims; (11) deposit accounts; (12) letter-of-credit rights; (13) general intangibles; (14) supporting obligations; and (15) all proceeds and products of the foregoing.

6. Attorney's Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Borrowers agrees to pay, in addition to the principal amount and interest payable hereunder, reasonable attorneys' fees and costs incurred by Holder.

7. Mutilated, Destroyed, Lost or Stolen Note. If this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Borrowers shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Borrowers. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Borrowers a lost affidavit in customary form (including customary indemnification).

8. Waiver of Notice or Presentment. The Borrowers hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.

9. Non-Waiver. The failure of the Holder to enforce or exercise any right or remedy provided in this Note or at law or in equity upon any default or breach shall not be construed as waiving the rights to enforce or exercise such or any other right or remedy at any later date. No exercise of the rights and powers granted in or held pursuant to this Note by the Holder, and no delays or omissions in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

10. Usury. Notwithstanding anything herein to the contrary, this Note is subject to the express condition that at no time shall the Borrowers be obligated or required to pay Interest hereunder at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum contract rate which is permitted by law. If, by the terms of this Note, the Borrowers is at any time required or obligated to pay Interest at a rate in excess of the maximum contract rate which is permitted by law, the rate of Interest under this Note shall be immediately reduced to the maximum contract rate which is permitted by law and all Interest payable hereunder shall be computed at the maximum contract rate permitted by law, and the portion of all prior Interest payments in excess of the maximum contract rate permitted by law shall be applied to and shall be deemed to have been payments made for the reduction of the outstanding Principal Amount of this Note.

11. Assignment. This Note and the rights hereunder may not be assigned or transferred by the Holder, other than to an affiliate of the Holder, without the prior written consent of the Borrowers, provided that any affiliate transferee, prior to effectiveness of such transfer, must agree in writing to be subject to the terms of this Note to the same extent as if such affiliate transferee were the original holder, and provided further that the Holder must give written notice to the Borrowers of its intention to effect such transfer. Any purported assignment in contravention of this Section 12 shall be null and void. Subject to the foregoing, this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

12. Amendment. Any term of this Note may be amended, and any provision hereof waived, with the written consent of the Borrowers and the Holder. Any amendment effected in accordance with this Section 12 shall be binding upon the Holder, each future holder of the Note, the Borrowers.

13. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if given in accordance with the provisions of the Loan Agreement.

14. Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the State of Florida, without regard to its conflicts of laws or choice of law provisions. EACH PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN FLORIDA WILL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE PARTIES PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL AND THAT SERVICE SO MADE WILL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

15. Headings. The descriptive headings contained in this Note are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Note.

16. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrowers has duly executed and delivered this Note as of the date first above written.

COMPANY:

SMART FOR LIFE, INC.

By:________________________________
Name: Alfonso J. Cervantes, Jr.
Title: Executive Chairman

Loan amortization schedule

Enter values

Loan amount	$250,000.00
Annual interest rate	12.00%
Loan period in years	5
Number of payments per year	12
Start date of loan	4/6/24
Optional extra payments	$0.00

Loan summary

Scheduled payment	$5,561.11
Scheduled number of payments	60
Actual number of payments	60
Total early payments	$0.00
Total interest	$83,666.72
Lender name	Sasson Moulavi

Payment number	Payment date	Beginning balance	Scheduled payment	Extra payment	Total payment	Principal	Interest	Ending balance	Cumulative interest
1	4/6/24	$250,000.00	$5,561.11	$0.00	$5,561.11	$3,061.11	$2,500.00	$246,938.89	$2,500.00
2	5/6/24	$246,938.89	$5,561.11	$0.00	$5,561.11	$3,091.72	$2,469.39	$243,847.17	$4,969.39
3	6/6/24	$243,847.17	$5,561.11	$0.00	$5,561.11	$3,122.64	$2,438.47	$240,724.52	$7,407.86
4	7/6/24	$240,724.52	$5,561.11	$0.00	$5,561.11	$3,153.87	$2,407.25	$237,570.66	$9,815.11
5	8/6/24	$237,570.66	$5,561.11	$0.00	$5,561.11	$3,185.41	$2,375.71	$234,385.25	$12,190.81
6	9/6/24	$234,385.25	$5,561.11	$0.00	$5,561.11	$3,217.26	$2,343.85	$231,167.99	$14,534.66
7	10/6/24	$231,167.99	$5,561.11	$0.00	$5,561.11	$3,249.43	$2,311.68	$227,918.56	$16,846.34
8	11/6/24	$227,918.56	$5,561.11	$0.00	$5,561.11	$3,281.93	$2,279.19	$224,636.64	$19,125.53
9	12/6/24	$224,636.64	$5,561.11	$0.00	$5,561.11	$3,314.75	$2,246.37	$221,321.89	$21,371.90
10	1/6/25	$221,321.89	$5,561.11	$0.00	$5,561.11	$3,347.89	$2,213.22	$217,974.00	$23,585.12
11	2/6/25	$217,974.00	$5,561.11	$0.00	$5,561.11	$3,381.37	$2,179.74	$214,592.62	$25,764.86
12	3/6/25	$214,592.62	$5,561.11	$0.00	$5,561.11	$3,415.19	$2,145.93	$211,177.44	$27,910.78
13	4/6/25	$211,177.44	$5,561.11	$0.00	$5,561.11	$3,449.34	$2,111.77	$207,728.10	$30,022.56
14	5/6/25	$207,728.10	$5,561.11	$0.00	$5,561.11	$3,483.83	$2,077.28	$204,244.27	$32,099.84
15	6/6/25	$204,244.27	$5,561.11	$0.00	$5,561.11	$3,518.67	$2,042.44	$200,725.60	$34,142.28
16	7/6/25	$200,725.60	$5,561.11	$0.00	$5,561.11	$3,553.86	$2,007.26	$197,171.75	$36,149.54
17	8/6/25	$197,171.75	$5,561.11	$0.00	$5,561.11	$3,589.39	$1,971.72	$193,582.35	$38,121.25

Payment number	Payment date	Beginning balance	Scheduled payment	Extra payment	Total payment	Principal	Interest	Ending balance	Cumulative interest
18	9/6/25	$193,582.35	$5,561.11	$0.00	$5,561.11	$3,625.29	$1,935.82	$189,957.06	$40,057.08
19	10/6/25	$189,957.06	$5,561.11	$0.00	$5,561.11	$3,661.54	$1,899.57	$186,295.52	$41,956.65
20	11/6/25	$186,295.52	$5,561.11	$0.00	$5,561.11	$3,698.16	$1,862.96	$182,597.36	$43,819.60
21	12/6/25	$182,597.36	$5,561.11	$0.00	$5,561.11	$3,735.14	$1,825.97	$178,862.23	$45,645.58
22	1/6/26	$178,862.23	$5,561.11	$0.00	$5,561.11	$3,772.49	$1,788.62	$175,089.74	$47,434.20
23	2/6/26	$175,089.74	$5,561.11	$0.00	$5,561.11	$3,810.21	$1,750.90	$171,279.52	$49,185.10
24	3/6/26	$171,279.52	$5,561.11	$0.00	$5,561.11	$3,848.32	$1,712.80	$167,431.21	$50,897.89
25	4/6/26	$167,431.21	$5,561.11	$0.00	$5,561.11	$3,886.80	$1,674.31	$163,544.41	$52,572.20
26	5/6/26	$163,544.41	$5,561.11	$0.00	$5,561.11	$3,925.67	$1,635.44	$159,618.74	$54,207.65
27	6/6/26	$159,618.74	$5,561.11	$0.00	$5,561.11	$3,964.92	$1,596.19	$155,653.81	$55,803.83
28	7/6/26	$155,653.81	$5,561.11	$0.00	$5,561.11	$4,004.57	$1,556.54	$151,649.24	$57,360.37
29	8/6/26	$151,649.24	$5,561.11	$0.00	$5,561.11	$4,044.62	$1,516.49	$147,604.62	$58,876.87
30	9/6/26	$147,604.62	$5,561.11	$0.00	$5,561.11	$4,085.07	$1,476.05	$143,519.55	$60,352.91
31	10/6/26	$143,519.55	$5,561.11	$0.00	$5,561.11	$4,125.92	$1,435.20	$139,393.64	$61,788.11
32	11/6/26	$139,393.64	$5,561.11	$0.00	$5,561.11	$4,167.18	$1,393.94	$135,226.46	$63,182.04
33	12/6/26	$135,226.46	$5,561.11	$0.00	$5,561.11	$4,208.85	$1,352.26	$131,017.61	$64,534.31
34	1/6/27	$131,017.61	$5,561.11	$0.00	$5,561.11	$4,250.94	$1,310.18	$126,766.68	$65,844.48
35	2/6/27	$126,766.68	$5,561.11	$0.00	$5,561.11	$4,293.45	$1,267.67	$122,473.23	$67,112.15
36	3/6/27	$122,473.23	$5,561.11	$0.00	$5,561.11	$4,336.38	$1,224.73	$118,136.85	$68,336.88
37	4/6/27	$118,136.85	$5,561.11	$0.00	$5,561.11	$4,379.74	$1,181.37	$113,757.11	$69,518.25
38	5/6/27	$113,757.11	$5,561.11	$0.00	$5,561.11	$4,423.54	$1,137.57	$109,333.57	$70,655.82
39	6/6/27	$109,333.57	$5,561.11	$0.00	$5,561.11	$4,467.78	$1,093.34	$104,865.79	$71,749.16
40	7/6/27	$104,865.79	$5,561.11	$0.00	$5,561.11	$4,512.45	$1,048.66	$100,353.34	$72,797.82
41	8/6/27	$100,353.34	$5,561.11	$0.00	$5,561.11	$4,557.58	$1,003.53	$95,795.76	$73,801.35
42	9/6/27	$95,795.76	$5,561.11	$0.00	$5,561.11	$4,603.15	$957.96	$91,192.61	$74,759.31
43	10/6/27	$91,192.61	$5,561.11	$0.00	$5,561.11	$4,649.19	$911.93	$86,543.42	$75,671.23
44	11/6/27	$86,543.42	$5,561.11	$0.00	$5,561.11	$4,695.68	$865.43	$81,847.74	$76,536.67
45	12/6/27	$81,847.74	$5,561.11	$0.00	$5,561.11	$4,742.63	$818.48	$77,105.11	$77,355.15
46	1/6/28	$77,105.11	$5,561.11	$0.00	$5,561.11	$4,790.06	$771.05	$72,315.05	$78,126.20
47	2/6/28	$72,315.05	$5,561.11	$0.00	$5,561.11	$4,837.96	$723.15	$67,477.09	$78,849.35
48	3/6/28	$67,477.09	$5,561.11	$0.00	$5,561.11	$4,886.34	$674.77	$62,590.75	$79,524.12

Payment number	Payment date	Beginning balance	Scheduled payment	Extra payment	Total payment	Principal	Interest	Ending balance	Cumulative interest
49	4/6/28	$62,590.75	$5,561.11	$0.00	$5,561.11	$4,935.20	$625.91	$57,655.54	$80,150.03
50	5/6/28	$57,655.54	$5,561.11	$0.00	$5,561.11	$4,984.56	$576.56	$52,670.98	$80,726.58
51	6/6/28	$52,670.98	$5,561.11	$0.00	$5,561.11	$5,034.40	$526.71	$47,636.58	$81,253.29
52	7/6/28	$47,636.58	$5,561.11	$0.00	$5,561.11	$5,084.75	$476.37	$42,551.84	$81,729.66
53	8/6/28	$42,551.84	$5,561.11	$0.00	$5,561.11	$5,135.59	$425.52	$37,416.24	$82,155.17
54	9/6/28	$37,416.24	$5,561.11	$0.00	$5,561.11	$5,186.95	$374.16	$32,229.29	$82,529.34
55	10/6/28	$32,229.29	$5,561.11	$0.00	$5,561.11	$5,238.82	$322.29	$26,990.47	$82,851.63
56	11/6/28	$26,990.47	$5,561.11	$0.00	$5,561.11	$5,291.21	$269.90	$21,699.27	$83,121.53
57	12/6/28	$21,699.27	$5,561.11	$0.00	$5,561.11	$5,344.12	$216.99	$16,355.15	$83,338.53
58	1/6/29	$16,355.15	$5,561.11	$0.00	$5,561.11	$5,397.56	$163.55	$10,957.59	$83,502.08
59	2/6/29	$10,957.59	$5,561.11	$0.00	$5,561.11	$5,451.54	$109.58	$5,506.05	$83,611.65
60	3/6/29	$5,506.05	$5,561.11	$0.00	$5,506.05	$5,450.99	$55.06	$0.00	$83,666.72